Exhibit 23.2

To Whom It May Concern:

We hereby consent to the incorporation by reference in (i) the Registration Statement on Form S-3 (File Number 333-284142), (ii) S-3 (File Number 333-272197), (iii) S-3 (File Number 333-264830), (iv) S-3 File Number 333-263998), (v) S-8 (File Number 333-276417), and (vi) S-1 (File Number 333-289230) for Sunshine Biopharma Inc. (the “Company”) of our report dated April 3, 2026, relating to the consolidated financial statements of the Company, which appear in this Annual Report on Form 10-K.

Very truly yours,

/s/ M&K CPA’s, PLLC

The Woodlands, Texas

April 3, 2026